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                               PRINTWARE, INC.

                                 EXHIBIT 11
                   STATEMENT RE COMPUTATION OF PER SHARE EARNINGS


                                               Twelve months ended
                                            December 31,    December 31,
                                                1996            1995
                                            ___________     ___________


PRIMARY EPS:

Weighted average number of
  common shares outstanding                   4,226,504       3,626,437

Common share equivalents
  from assumed exercise of
  options and warrants                           11,125          73,377
                                            ___________     ___________

Total shares                                  4,237,629       3,699,814
                                            ===========     ===========

Net income                                  $ 2,383,404     $ 1,793,425
                                            ___________     ___________
Earnings per share                          $       .56     $       .48
                                            ===========     ===========

FULLY DILUTED:

Weighted average number of
  common shares outstanding                   4,226,504       3,626,437

Common share equivalents
  from assumed exercise of
  options and warrants                           12,676          73,377
                                            ___________     ___________
Total shares                                  4,239,180       3,699,814
                                            ===========      ==========

Net income                                  $ 2,383,404     $ 1,793,425
                                            ___________     ___________
Earnings per share                          $       .56     $       .48
                                            ===========     ===========

Note: Fully diluted net income per share is not reported separately because it is substantially the same as primary net income per share.

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